EXHIBIT 4.1

ARCHER-DANIELS-MIDLAND COMPANY
AND
THE BANK OF NEW YORK, as Trustee

INDENTURE
Dated as of February 22, 2007

CROSS REFERENCE SHEET *
     Provisions of Trust Indenture Act of 1939, as amended, and Indenture dated as of February 22, 2007, between Archer-Daniels-Midland Company and The Bank of New York, as Trustee:

Section of the Act	Section of Indenture
310(a)(1) and (2)	7.10
310(a)(3) and (4)	Inapplicable
310(b)	7.8; 7.10
310(c)	Inapplicable
311(a), (b) and (c)	Inapplicable
312(a)	2.05
312(b) and (c)	12.03
313(a)	7.06
313(b)(1)	Inapplicable
313(b)(2)	7.06
313(c)	12.02
313(d)	7.06
314(a)	4.02; 4.03; 12.02
314(b)	Inapplicable
314(c)(1) and (2)	12.04
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	12.05
314(f)	Inapplicable
315(a), (c) and (d)	7.01
315(b)	7.05; 12.02
315(e)	12.05
316(a)(1)(A)	6.05
316(a)(1)(B)	6.04
316(a) (last sentence)	2.08
316(a)(2)	Inapplicable
316(b)	6.07
317(a)(1)	6.08
317(a)(2)	6.09
317(b)	2.04
318(a)	12.01

*	This Cross Reference Sheet is not part of the Indenture.

-i-

     THIS INDENTURE, dated as of February 22, 2007, between ARCHER-DANIELS-MIDLAND COMPANY, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK, as trustee (“Trustee”).
     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 0.875% Convertible Senior Notes due 2014 (the “Securities”):
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the TIA or by SEC rule or regulation under the TIA, either directly or by reference, shall have the meanings assigned to them therein. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with GAAP. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole, as supplemented and amended from time to time, and not to any particular Article, Section or other subdivision. The word “or” is not exclusive and the word “including” means including, without limitation. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.
     “Act” shall have the meaning set forth in Section 1.02.
     “Additional Interest” means all additional interest owing on the Securities pursuant to the Registration Rights Agreement.
     “Agent Members” shall have the meaning set forth in Section 2.12(e).
     “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Applicable Conversion Rate” means on any Trading Day the Conversion Rate, as adjusted in accordance with Article X, on such Trading Day. For purposes of determining the Conversion Value, the Applicable Conversion Rate means the Conversion Rate on the Conversion Date.

     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Average Closing Price” means (1) with respect to distributions of rights, warrants or options, the average of the Closing Prices per share of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the first public announcement of the distribution and (2) with respect to other distributions, the average of the Closing Prices per share of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the Time of Determination.
     If the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.06(a) or (b) applies occurs during the period applicable for calculating “Average Closing Price” pursuant to the definition in the preceding sentence, “Average Closing Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Price of the Common Stock during such period.
     “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.
     “Bid Solicitation Agent” means a Company-appointed agent that performs calculations as set forth in paragraph 6 of the Securities.
     “Board of Directors” means either the board of directors of the Company or the executive or any other committee of that board duly authorized to act in respect hereof.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution, such action may be taken by any committee of the Board of Directors of the Company authorized to take such action by a Board Resolution, so long as a copy is provided of both the Committee resolution and the Board resolution authorizing the Committee to take such action.
     “Business Day” means any weekday that is not a day on which banking institutions in the City of New York, New York are authorized or obligated to close.
     “Capital Stock” means, as to shares of a corporation, outstanding shares of stock of any class whether now or hereafter authorized, irrespective of whether such class shall be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of such corporation.
     “Cash Percentage” shall have the meaning set forth in Section 10.01.

     “Cash Percentage Notice” shall have the meaning set forth in Section 10.01.
     “Certificated Securities” means Securities that are substantially in the form of the Securities attached hereto as Exhibit A and that are not registered in the name of a Depositary or a nominee thereof.
     A “Change in Control” shall be deemed to have occurred at such time as either of the following events shall occur:
     (a) any person or group, other than the Company, its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries, files a Schedule 13D (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the beneficial owner of 50% or more of the voting power of the Common Stock then outstanding or other Capital Stock into which the Common Stock is reclassified or changed; provided, however, that a person shall not be deemed a beneficial owner of, or to own beneficially, (1) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (2) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or
     (b) the Company consolidates with or merges with or into another person (other than a Subsidiary of the Company), or sells, conveys, transfers or leases all or substantially all of its properties and assets to any person (other than a Subsidiary of the Company) or any person (other than a Subsidiary of the Company) consolidates with or merges with or into the Company, and the outstanding Voting Stock of the Company is reclassified into, converted for or converted into the right to receive any other property or security, provided that none of these circumstances will be a Change in Control if the persons that beneficially own the Voting Stock of the Company immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person.
     For purposes of defining a Change in Control:
     (x) the term “person” and the term “group” have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;
     (y) the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and
     (z) the term “beneficial owner” is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.
     Notwithstanding the foregoing, it will not constitute a Change in Control if at least 90% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenter’s appraisal rights and cash payment of the Required Cash Amount, if any) in the transaction or transactions constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq Global Market, or which will be so traded or quoted when issued or exchanged in connection with the Change in Control, and as a result of such transaction or transactions the Securities become convertible solely into such common stock.
     “Change in Control Effective Date” shall have the meaning set forth in Section 10.11.
     “Change in Control Purchase Date” shall have the meaning set forth in Section 3.01(a).
     “Change in Control Purchase Notice” shall have the meaning set forth in Section 3.01(c).
     “Change in Control Purchase Price” shall be as specified in paragraph 5 of the Securities.
     “Close of Business” means 5:00 p.m. (New York City time).
     “Closing Price” of the Common Stock on any date means the closing per share price (or, if no closing price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, (i) as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated, or (ii) if such bid and ask prices are not reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated, in a manner to be determined by the Company on the basis of such quotation as the Company considers appropriate in its sole and absolute discretion.
     “Common Stock” means the shares of common stock, without par value, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.
     “Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer.
     “Conversion Agent” shall have the meaning set forth in Section 2.03(a).
     “Conversion Date” means the date on which the Holder of a Security has complied with all requirements under this Indenture to convert such Security.
     “Conversion Price” per share of Common Stock as of any day means the result obtained by dividing $1,000 by the then Applicable Conversion Rate.
     “Conversion Rate” means the number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount thereof, subject to adjustment pursuant to Article X.
     “Conversion Reference Period” means (a) for Securities that are converted during the period beginning on the 30th day prior to the Stated Maturity Date, the 15 consecutive Trading Days beginning on and including the 17th Scheduled Trading Day prior to the Stated Maturity Date and (b) in all other instances, the fifteen consecutive Trading Days beginning on the third Trading Day following the Conversion Date.
     “Conversion Value” means the amount determined by the Company equal to the product of (a) the Applicable Conversion Rate multiplied by (b) the average of the Volume Weighted Average Price on each of the Trading Days during the Conversion Reference Period.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date hereof is in the City of New York.
     “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     “Daily Share Amounts” means, for each Trading Day of the Conversion Reference Period and each $1,000 Principal Amount of Securities surrendered for conversion, a number of shares of Common Stock (but in no event less than zero) determined by the Company using the following formula:
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Defaulted Interest” shall have the meaning set forth in Section 11.02.
     “Depositary” means DTC or any successor thereto.

     “DTC” means The Depository Trust Company.
     “Event of Default” shall have the meaning set forth in Section 6.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Ex-Dividend Date” shall have the meaning set forth in Section 10.08(b).
     “Ex-Dividend Time” shall have the meaning set forth in this Section 1.01 under the definition of “Time of Determination.”
     “Expiration Time” shall have the meaning set forth in Section 10.10.
     “Financial Institution” shall have the meaning set forth in Section 10.22(a).
     “GAAP” means, as of the date of any determination with respect thereto, generally accepted accounting principles in the United States as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants, consistently applied and maintained throughout the periods indicated.
     “Global Securities” means Securities that represent all or part of the Securities, that are in the form of the Securities attached hereto as Exhibit A, and that are registered in the name of a Depositary or its nominee.
     “Holder” means a person in whose name a Security is registered on the Registrar’s books.
     “Indebtedness” means (i) all items of indebtedness or liability (except capital and surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which indebtedness is to be determined and (ii) guarantees, endorsements (other than for purposes of collection) and other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, unless the amount thereof is included in indebtedness under the preceding clause (i); provided, however, that any obligations or guarantees of obligations in respect of lease rentals, whether or not such obligations or guarantees of obligations would be included as liabilities on a consolidated balance sheet of the Company and its consolidated Subsidiaries, shall not be included in Indebtedness.
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof or would be deemed to be a part hereof if this Indenture were qualified under the TIA.
     “Initial Conversion Rate” means 22.8343 shares of Common Stock per Principal Amount of $1,000, subject to adjustment pursuant to Article X.

     “Initial Purchasers” shall have the meaning set forth in Section 2.01.
     “Interest Payment Date” means each date defined as such in paragraph 1 of the Securities.
     “Issue Date” means February 22, 2007.
     “Legal Holiday” shall have the meaning set forth in Section 12.09.
     “Legend” shall have the meaning set forth in Section 2.12(a).
     “Make-Whole Shares” shall have the meaning set forth in Section 10.11.
     “Market Disruption Event” means the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the principal national securities exchange on which the Company’s Common Stock is listed or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
     “Mortgage” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.
     “Net Share Amount” means (i) the Remaining Shares after giving effect to any election by the Company to pay cash in lieu of all or a portion thereof pursuant to Section 10.01 and (ii) any such cash.
     “Notice of Default” shall have the meaning set forth in Section 6.01.
     “Note Measurement Period” shall have the meaning set forth in paragraph 6 of the Securities.
     “Officer” means the Chairman of the Board, a Vice Chairman of the Board, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or any Assistant Secretary of the Company.
     “Officers’ Certificate” means a written certificate containing the information specified in Sections 12.04 and 12.05, if applicable, signed in the name of the Company by any two Officers, and delivered to the Trustee. One of the officers executing the Officers’ Certificate pursuant to Section 4.03 shall be the principal executive officer, financial officer or accounting officer of the Company.
     “Opinion of Counsel” means a written opinion containing the information specified in Sections 12.04 and 12.05, if applicable, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

     “Paying Agent” shall have the meaning set forth in Section 2.03(a).
     “Person” or “person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.
     “Post-Distribution Price” shall have the meaning set forth in Section 10.08(b).
     “Principal Amount” of a Security means the Principal Amount as set forth on the face of the Security or as shall be endorsed thereon.
     “Protected Purchaser” shall have the meaning set forth in Section 2.07(a).
     “Purchase Agreement” shall have the meaning set forth in Section 2.01.
     “Purchased Shares” shall have the meaning set forth in Section 10.10.
     “Registrar” shall have the meaning set forth in Section 2.03(a).
     “Registration Default” means the circumstances set forth in the Registration Rights Agreement giving rise to the Company’s obligation to pay Additional Interest.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and between the Company and Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Initial Purchasers.
     “Regular Record Date” means, with respect to any Interest Payment Date, the February 1 or the August 1, whether or not a Business Day, immediately preceding such Interest Payment Date.
     “Remaining Shares” shall have the meaning set forth in Section 10.01.
     “Required Cash Amount” shall have the meaning set forth in Section 10.01.
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture.
     “Restricted Global Security” means a Global Security that is a Restricted Security.
     “Restricted Security” means a Security required to bear the Legend.
     “Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

     “Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.
     “Rule 144A Information” shall have the meaning set forth in Section 4.08.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading.
     “SEC” means the Securities and Exchange Commission.
     “Securities” means any of the Company’s 0.875% Convertible Senior Notes due 2014, as amended or supplemented from time to time, issued under this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Stated Maturity Date” means February 15, 2014.
     “Stock Price” shall have the meaning set forth in Section 10.11.
     “Subsidiary” means (i) a corporation, a majority of whose Voting Stock is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company, or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or trustees, as the case may be, or other governing body of such person.
     “TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.
     “Time of Determination” means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Sections 10.07, 10.08 or 10.10 applies and (ii) the time (“Ex-Dividend Time”) immediately prior to the commencement of “ex-dividend” trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.
     “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, the principal national securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed or admitted for trading or quoted on any such exchange, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
     “Trading Price” shall have the meaning set forth in paragraph 6 of the Securities.
     “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
     “Volume Weighted Average Price” means the price per share of the Common Stock on any Trading Day as displayed on Bloomberg (or any successor service) page ADM.N <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time), on such Trading Day; or, if such price is not available, the market value per share of the Common Stock on such Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.
     “Voting Stock” means, with respect to any corporation, association, company or business trust, stock or other securities of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation, association, company or business trust, provided that, for the purposes hereof, stock or other securities which carry only the right to vote conditionally on the happening of an event shall not be considered Voting Stock whether or not such event shall have happened.
     “Wholly-Owned Subsidiary” means any Subsidiary all the outstanding Capital Stock of which, other than directors’ qualifying shares, is owned by the Company and its other Wholly-Owned Subsidiaries.
     SECTION 1.02. Acts of Holders.
     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may, if acceptable to the Trustee, take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may, if acceptable to the Trustee, be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may, if acceptable to the Trustee, be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution (or electronic delivery) or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution thereof (or electronic delivery). Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing (electronic or otherwise), or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (b) The ownership of Securities shall be proved by the register for the Securities maintained by the Registrar.
     (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
     (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act or any revocation thereof, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act or any revocation thereof may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
ARTICLE II
THE SECURITIES
     SECTION 2.01. Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated February 15, 2007 (the “Purchase Agreement”), by and between the Company and Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch,

Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named in Schedule A thereto (collectively, the “Initial Purchasers”), in transactions exempt from, or not subject to, the registration requirements of the Securities Act.
     (a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.
     (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount of outstanding Securities from time to time endorsed thereon and that the aggregate Principal Amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases and conversions. Except as provided in this Section 2.01 or Section 2.12, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities.
     Any adjustment of the aggregate Principal Amount of a Global Security to reflect the amount of any increase or decrease in the Principal Amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary, subject in each case to compliance with Applicable Procedures.
     (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary or its nominee, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends substantially to the following effect:
     “UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
     (d) Certificated Securities. Securities not issued as Global Securities will be issued in certificated form substantially in the form of Exhibit A attached hereto.
     SECTION 2.02. Execution and Authentication.
     (a) The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.
     (b) Securities bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Securities the proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.
     (c) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory of the Trustee, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
     (d) Subject to the terms of Section 12.04 and 12.05 hereof, the Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $1,150,000,000 (subject to Section 2.07 hereof) upon one or more Company Orders without any further action by the Company. The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.
     (e) The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof.
     (f) The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not be lawfully taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.
     SECTION 2.03. Registrar, Paying Agent and Conversion Agent.

     (a) The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange for other Securities (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion into Common Stock (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their registration of transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.04. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.04.
     (b) The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar, Paying Agent or Conversion Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.
     (c) The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.
     SECTION 2.04. Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, by no later than 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company or a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.
     SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on each Interest Payment Date a listing of Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

     SECTION 2.06. Transfer and Exchange. Subject to Section 2.12 hereof:
     (a) Upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Holder requesting such registration of transfer or exchange.
     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     The Company shall not be required to make, and the Registrar need not register, any Securities in respect of which a Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased).
     (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to the Depositary, nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
     (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.
     (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of Securities.
     (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

     SECTION 2.07. Replacement Securities.
     (a) If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser within the meaning of Article 8 of the Uniform Commercial Code as in effect from time to time in the State of New York (a “Protected Purchaser”), the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.
     (b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.
     (c) Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     (d) Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     (e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     SECTION 2.08. Outstanding Securities; Determinations of Holders’ Action.
     (a) Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.07(b) and delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and IX).
     (b) If a Security is replaced pursuant to Section 2.07, the replaced Security ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Security is held by a Protected Purchaser.
     (c) If the Paying Agent holds, in accordance with this Indenture, on the third Business Day following a Change in Control Purchase Date, or on the Stated Maturity Date, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Change in Control Purchase Date or the Stated Maturity Date, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue whether or not the Security is delivered to the Paying Agent.
     (d) If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest shall cease to accrue on such Security.
     SECTION 2.09. Temporary Securities.
     (a) Pending the preparation of definitive Securities, the Company may execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.
     (b) If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
     SECTION 2.10. Cancellation. All Securities surrendered for payment, conversion or registration of transfer or exchange or purchased by the Company pursuant to Article III shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article X. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.
     SECTION 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Change in Control Purchase Price in respect thereof, and (subject to Section 11.01) interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     SECTION 2.12. Legend; Additional Transfer and Exchange Requirements.
     (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth in Section 2.12(g) (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon Company Order, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.
     (b) Subject to Section 2.12(c)(i) and in compliance with Section 2.12(d), every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in such form as the Company may require, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.
     (c) Notwithstanding any other provisions of this Indenture or the Securities, (1) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(c)(i), (2) transfer of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(c)(ii) below, and (3) transfers of a Certificated Security shall comply with Section 2.06 and Section 2.12(c)(iii) and

(iv) below.
     (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(c)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(c).
     (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except under the circumstances set forth in Section 2.12(e). In the event that a Certificated Security is to be authenticated pursuant to this clause (ii), the Company will promptly make available to the Trustee, a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons, unless such a supply has previously been made available to the Trustee.
     (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request (A) to register the transfer of such Certificated Securities or (B) to exchange such Certificated Securities for an equal Principal Amount of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing.
     (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Securities represented by the Global Security to be increased by the aggregate Principal Amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee upon receipt of a Company Order shall authenticate a new Global Security in the appropriate Principal Amount.
     (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or expiration of the holding period under Rule 144(k), by an Opinion of Counsel reasonably acceptable to the Company and addressed to the Company and the Registrar, to the effect that the transfer of such Security has been made in compliance with Rule 144 or Rule 144(k)), be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee or the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel.
     As used in Sections 2.12(b) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.
     (e) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:
     (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Certificated Securities registered in the names of any person designated by the Depositary in the event that (1) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after receipt by it of such notice or after it obtains knowledge of such cessation, (2) the Company (subject to the procedures of the Depositary) decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (3) an Event of Default has occurred and is continuing. Any Global Security exchanged pursuant to clause (1) or (2) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (3) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

     (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued as Certificated Securities in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.
     (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.
     (v) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.
     (f) Until the expiration of the holding period applicable to sales thereof under Rule 144(k), any stock certificate representing Common Stock issued upon conversion of any Security shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144, or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the

Securities Act or pursuant to Rule 144, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Stock:
     THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.
     BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY PRIOR TO THE DATE THAT IS THE LATER OF TWO YEARS AFTER THE ORIGINAL ISSUE DATE HEREOF (OR THE ORIGINAL ISSUE DATE OF THE SECURITY UPON CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED) AND THE LAST DATE ON WHICH ANY AFFILIATE OF THE COMPANY WAS THE OWNER HEREOF (OR OF THE SECURITY UPON CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN SUCH FORM AS THE COMPANY MAY REQUIRE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE AND UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT.
     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth herein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section.
     (g) Until the expiration of the holding period applicable to sales thereof under Rule

144(k), any certificate representing any Security shall bear a legend in substantially the following form, unless such Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or (subject to Section 2.12(d)) transferred in compliance with Rule 144, or unless otherwise agreed by the Company in writing with written notice thereof to the Registrar:
     THE NOTES AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
     BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN SUCH FORM AS THE COMPANY MAY REQUIRE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT.
Any such Security as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth herein have been satisfied may, upon surrender of the certificates representing such Security for exchange in accordance with the procedures of the Registrar, be exchanged for a new certificate or certificates for a like amount of Securities, which shall not bear the restrictive legend required by this Section.
     (h) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Company shall use “CUSIP” numbers in notices of purchase under Section 3.01 as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in such notice of purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.
ARTICLE III
PURCHASES
     SECTION 3.01. Purchase of Securities at Option of the Holder Upon Change in Control.
     (a) If prior to the Stated Maturity Date, there shall have occurred a Change in Control, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all or any portion of such Holder’s Securities in integral multiples of $1,000 Principal Amount at the Change in Control Purchase Price, as of the date that is no later than 35 Business Days after the occurrence of the Change in Control but in no event prior to the date on which such Change in Control occurs (the “Change in Control Purchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.01(c).
     (b) As promptly as practicable following the date the Company publicly announces the Change in Control transaction, but in no event less than 15 days prior to the anticipated effective date of a Change in Control, the Company shall mail a written notice of the Change in Control by first-class mail to the Trustee and to each Holder at their addresses shown in the register of the Registrar. The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:
     (i) the events causing a Change in Control;
     (ii) the anticipated effective date of such Change in Control;

     (iii) the date by which the Change in Control Purchase Notice pursuant to this Section 3.01 must be given;
     (iv) the Change in Control Purchase Price;
     (v) the Change in Control Purchase Date;
     (vi) the name and address of the Paying Agent and the Conversion Agent;
     (vii) the Applicable Conversion Rate and any adjustments thereto;
     (viii) that Securities with respect to which a Change in Control Purchase Notice has been given by the Holder may be converted pursuant to Article X hereof only if the Change in Control Purchase Notice has been withdrawn or deemed withdrawn in accordance with the terms of this Indenture;
     (ix) the procedures a Holder must follow to exercise rights under this Section 3.01;
     (x) that Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price;
     (xi) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid on or prior to the third Business Day following the later of the Change in Control Purchase Date and the time of surrender of such Security;
     (xii) briefly, the conversion rights of the Securities;
     (xiii) the procedures for withdrawing a Change in Control Purchase Notice;
     (xiv) that, unless the Company defaults in making payment of such Change in Control Purchase Price, interest on Securities surrendered for purchase will cease to accrue on and after the Change in Control Purchase Date; and
     (xv) the CUSIP number of the Securities.
     (c) A Holder may exercise its rights specified in Section 3.01(a) by delivery of a written notice of purchase (a “Change in Control Purchase Notice”) to the Paying Agent at any time prior to the Close of Business on the Change in Control Purchase Date, stating:
     (i) if Certificated Securities have been issued, the certificate number of the Securities (or, if the Holder’s Securities are not certificated, the Holder’s notice must comply with appropriate DTC procedures);
     (ii) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and
     (iii) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 5 of the Securities.
     The delivery of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements and in compliance with all DTC procedures) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.01 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.
     The Company shall purchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder on or prior to the third Business Day following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.01.
     If the Paying Agent holds money sufficient to pay the Change in Control Purchase Price of a Security on the third Business Day following the Change in Control Purchase Date, then, immediately after the Change in Control Purchase Date, interest on such Security will cease to accrue, whether or not the Security is delivered to the Paying Agent, and all other rights of the Holder shall terminate, other than the right to receive the Change in Control Purchase Price upon delivery of the Security.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the Close of Business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.
     The Company shall not be required to comply with this Section 3.01 if a third party mails a written notice of Change in Control in the manner, at the times and otherwise in compliance with this Section 3.01 and repurchases all Securities for which a Change in Control Purchase Notice shall be delivered and not withdrawn.
SECTION 3.02. Effect of Change in Control Purchase Notice.
     (a) Upon receipt by the Paying Agent of the Change in Control Purchase Notice

specified in Section 3.01(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified in this Section 3.02) thereafter be entitled to receive solely the Change in Control Purchase Price, with respect to such Security. Such Change in Control Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on or prior to the third Business Day following the later of (x) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 3.01(c) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.01(c). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article X hereof on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn as specified in clauses (b) and (c) below.
     (b) A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change in Control Purchase Notice at any time prior to the Close of Business on the Change in Control Purchase Date specifying:
     (i) the certificate numbers of the Securities being withdrawn (or, if the Holder’s Securities are not certificated, the Holder’s notice must comply with appropriate DTC procedures),
     (ii) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and
     (iii) the Principal Amount, if any, of such Security which remains subject to the original Change in Control Purchase Notice and which has been or will be delivered for purchase by the Company.
     (c) There shall be no purchase of any Securities pursuant to Section 3.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change in Control Purchase Price) in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.
     SECTION 3.03. Deposit of Change in Control Purchase Price. Prior to 10:00 a.m. (New York City time) on the third Business Day following the Change in Control Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase

Price of all the Securities or portions thereof which are to be purchased as of the Change in Control Purchase Date.
     SECTION 3.04. Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.
     SECTION 3.05. Covenant to Comply with Securities Laws Upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.01 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall, to the extent required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then apply and (ii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.
     SECTION 3.06. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in paragraph 10 of the Securities, together with interest thereon (subject to the provisions of Section 7.01(e)), held by them for the payment of the Change in Control Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Change in Control Purchase Price with respect to the Securities or portions thereof which the Company is obligated to purchase as of the Change in Control Purchase Date, whether as a result of withdrawal or otherwise, then promptly after the Business Day following the Change in Control Purchase Date, the Trustee shall return any such excess to the Company together with interest thereon, if any (subject to the provisions of Section 7.01(e)).

ARTICLE IV
COVENANTS
     SECTION 4.01. Payment of Securities. The Company shall promptly make all payments of principal of, premium, if any, and interest in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, on the due date by the Company. The Principal Amount of a Security, the Change in Control Purchase Price, and interest, shall be considered paid on the applicable date due if on such date (or, in the case of a Change in Control Purchase Price, on or prior to the third Business Day following the applicable Change in Control Purchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. All references in this Indenture to “interest” shall include Additional Interest, if any. The Company shall pay all Additional Interest, if any, in the same manner on the same Interest Payment Dates set forth in the Securities, to the same persons entitled to ordinary interest, and in the amounts set forth in the Registration Rights Agreement. The Company shall promptly notify the Trustee of the occurrence of a Registration Default under the Registration Rights Agreement, of the termination of any such default and of the amount of Additional Interest due on any Interest Payment Date and the accrual dates thereof.
     The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.
     SECTION 4.02. SEC and Other Reports. The Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

     SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on June 30, 2007) an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
     SECTION 4.04. Maintenance of Office or Agency. The Company will maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange for other Securities, purchase or conversion for Common Stock and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Trustee’s office specified in Section 12.02 shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.
     SECTION 4.05. Corporate Existence. Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.
     SECTION 4.06. Maintenance of Properties. The Company will cause all manufacturing plants and warehouses, together with the land on which they are erected and fixtures comprising a part thereof, used in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted; provided, however, that nothing in this Section shall prevent or restrict the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary or is not disadvantageous in any material respect to the Holders.
     SECTION 4.07. Payment of Taxes. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings or if failure to so pay, discharge, or cause to be paid or discharged will not be disadvantageous in any material respect to the Holders.
     SECTION 4.08. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Restricted Security or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities or such holder of shares of Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A in connection with the resale of any such security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date that is two years from the later of (i) the date such a security (or any such predecessor security) was last acquired from the Company or (ii) the date such a security (or any such predecessor security) was last acquired from an “affiliate” of the Company within the meaning of Rule 144. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4).
     SECTION 4.09. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 4.05, 4.06 and 4.07, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the outstanding Securities to which such term, provision or condition applies shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
ARTICLE V
SUCCESSOR CORPORATION
     SECTION 5.01. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:
     (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, association, company, joint stock company, partnership or trust, shall be organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;
     (2) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     SECTION 5.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
     SECTION 5.03. Conveyance or Transfer to a Wholly-owned Subsidiary. Notwithstanding the provisions of Sections 5.01 and 5.02, and without any requirement of complying with any of such provisions, the Company may convey or transfer its properties and assets substantially as an entirety to another corporation, association, company, joint stock company, partnership or trust organized and existing under the laws of the United States or any State or the District of Columbia which is lawfully entitled to acquire the same; provided, however, that immediately after giving effect to such conveyance or transfer and to the receipt of the consideration therefor such other corporation, association, company, joint stock company, partnership or trust shall be a Wholly-Owned Subsidiary, and prior to such conveyance or transfer there shall have been filed with the Trustee an Officers’ Certificate to the effect that the requirements of the preceding clause will be complied with in connection with such conveyance or transfer; provided, further, that as a condition to any such conveyance or transfer, such corporation, association, company, joint stock company, partnership or trust shall have expressly assumed, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company under Section 7.07.

ARTICLE VI
DEFAULTS AND REMEDIES
     SECTION 6.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or
     (b) default in the payment of the principal of (or premium, if any, on) or Change of Control Purchase Price of any Security when due; or
     (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (d) a default in respect of any Indebtedness for money borrowed by the Company or any consolidated Subsidiary or under any Mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary which is consolidated with the Company on the Company’s consolidated financial statements, whether such Indebtedness now exists or shall hereafter be created, which default shall have resulted in Indebtedness in an aggregate outstanding principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled, or without such Indebtedness having been discharged or waived, in each case, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled or cause such Indebtedness to be discharged or waived and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to Section 7.01, the Trustee shall not be charged with knowledge of any such default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such default, or (ii) written notice of such default complying with Section 7.02(i) shall have been given to the Trustee by the Company, by the trustee then acting under any indenture or other instrument under which such default shall have occurred or by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding; or

     (e) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or
     (f) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.
     The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (c) or clause (d) above, its status and what action the Company is taking or proposes to take with respect thereto.
     SECTION 6.02. Acceleration of Maturity, Rescission and Annulment.
     If an Event of Default occurs and is continuing (other than those of the type described in Section 6.01(e) or (f)), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities may declare the Principal Amount of all of the Securities and any accrued and unpaid interest through the date of such declaration to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount and accrued and unpaid interest shall become immediately due and payable.
     If an Event of Default specified in Section 6.01(e) or (f) occurs and is continuing, the Principal Amount of all of the Securities and any accrued and unpaid interest through the date of such event shall become due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Securities.

     Upon payment of such due and payable Principal Amount and interest referred to in the preceding two paragraphs, all obligations of the Company in respect of the payment of principal of and interest on the Securities shall terminate.
     At any time after such a declaration of acceleration or automatic acceleration has been made or has occurred and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in Principal Amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration or automatic acceleration and its consequences if
     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay
     (A) all overdue interest on all Securities,
     (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration or automatic acceleration and any interest thereon at the rate prescribed therefor in such Securities,
     (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor in such Securities, and
     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration or automatic acceleration, have been cured or waived as provided in Section 6.04.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Principal Amount plus any accrued and unpaid interest if any, on the Securities then due and payable or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. Except as set forth in Section 2.07 hereof, no remedy is exclusive of any other remedy. All available remedies are cumulative.
     SECTION 6.04. Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the

Trustee (and without notice to any other Holder), may waive an existing or past Default and its consequences except (a) an uncured Event of Default described in Section 6.01(a) or (b), or (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     SECTION 6.05. Control by Majority. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or that the Trustee determines in good faith could, in reasonable likelihood, impose personal liability upon the Trustee against which indemnity would not be satisfactory; provided, that the Trustee may take any other action deemed proper by it which is not inconsistent with such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:
     (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
     (b) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;
     (c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
     (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and
     (e) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.
     A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.
     SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Change in Control Purchase Price, and interest in respect of the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, and to convert the Securities in accordance with Article X, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.
     SECTION 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.
     SECTION 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Change in Control Purchase Price, and interest in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (a) to file and prove a claim for the whole amount of the Principal Amount, Change in Control Purchase Price, or interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and
     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and
     (c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:
     FIRST: to the Trustee for amounts due under Section 7.07;
     SECOND: to Holders for amounts due and unpaid on the Securities for the Principal Amount, Change in Control Purchase Price and interest, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and
     THIRD: the balance, if any, to the Company.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.
     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit (other than the Trustee) of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit (other than the Trustee), having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Company, a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     SECTION 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Change in Control Purchase Price and interest in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VII
TRUSTEE
     SECTION 7.01. Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:

     (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.
     This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and
     (iv) the Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.
     Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.
     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
     (e) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

     SECTION 7.02. Rights of Trustee. Subject to the provisions of Section 7.01:
     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate;
     (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;
     (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
     (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, including, without limitation, any Company Request, Company Order or Officers’ Certificate, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation or lack thereof;
     (i) the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee received written notice of an event which is in fact such a Default or Event of Default from the Company or the Holders of at least 25% in aggregate Principal Amount of the Securities then outstanding or, in the case of Section 6.01(d), the trustee then acting under any indenture or other instrument referred to in the proviso thereof, and such notice references the Securities and this Indenture, describes the event with specificity, and alleges that the occurrence of this event is a Default or an Event of Default under this Indenture;
     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;
     (k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and
     (l) the permissive rights of the Trustee enumerated herein shall not be construed as duties.
     SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.
     SECTION 7.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.
     SECTION 7.05. Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Holder notice of the Default within 90 days after the Trustee gains knowledge of the Default unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described in Section 6.01(a) or (b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default in the manner described in Section 7.02(i).
     SECTION 7.06. Reports by Trustee to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the TIA the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).
     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the SEC and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any stock exchange.
     SECTION 7.07. Compensation and Indemnity. The Company agrees:
     (a) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorneys’ fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder.
     To secure the Company’s payment obligations in this Section 7.07, Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount, Change in Control Purchase Price, or interest, as the case may be, on particular Securities.
     The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. Without limiting any rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(e) or (f), its expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.
     SECTION 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10;
     (b) the Trustee is adjudged bankrupt or insolvent;
     (c) a receiver or public officer takes charge of the Trustee or its property; or
     (d) the Trustee otherwise becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by Board Resolution, a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall, upon payment of its charges, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of Securities for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     The resignation or removal of a Trustee shall not diminish, impair or terminate its rights to indemnification pursuant to Section 7.07 as they relate to periods prior to such resignation or removal.
     SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to,

another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
     SECTION 7.10. Disqualification; Conflicting Interest. If the Trustee has or shall acquire any conflicting interest within the meaning of Section 310(b) of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest with respect to the Securities by virtue of being a trustee under the Indenture dated as of June 1, 1986 between the Company and The Bank of New York (as successor to Manufacturers Hanover Trust Company), as trustee, and the Indenture dated as of September 20, 2006 between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee.
     SECTION 7.11. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation that is eligible pursuant to the TIA to act as such and organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority; provided, however, that if Section 310(a) of the TIA or the rules and regulations of the SEC under the TIA at any time permit a corporation organized and doing business under the laws of any other jurisdiction to serve as trustee of an indenture qualified under the TIA, this Section 7.11 shall be automatically amended to permit a corporation organized and doing business under the laws of any such other jurisdiction to serve as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 7.11, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.11, it shall resign immediately in the manner and with the effect hereinbefore specified in this Article VII.
ARTICLE VIII
DISCHARGE OF INDENTURE
     SECTION 8.01. Discharge of Indenture. When (a) all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.07 or Securities for whose payment money has theretofore been deposited with the Trustee or a Paying Agent by the Company and thereafter repaid to the Company, as provided in paragraph 10 of the Securities) have been delivered to the Trustee for cancellation or (b) all such outstanding Securities have become due and payable and the Company deposits with the Trustee or a Paying Agent (if the Paying Agent is not the Company or any Subsidiary or any Affiliate of any of them) cash sufficient to pay all amounts due and owing on all such outstanding Securities, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect (except as to any rights of conversion, or registration of transfer or exchange, or replacement of Securities herein expressly provided for and any right to receive Additional Interest). The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on Company Request accompanied by an Officers’ Certificate complying with Sections 12.04 and 12.05 stating that the consideration being given is expressly permitted by the terms of the Securities and that all conditions precedent to the discharge of the Indenture have been complied with and an Opinion of Counsel complying with Sections 12.04 and 12.05 that such satisfaction and discharge does not violate the terms of this Indenture or the Securities, and at the cost and expense of the Company. The Trustee shall be allowed to conclusively rely on such Officers’ Certificate and Opinion of Counsel.
ARTICLE IX
AMENDMENTS
     SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Holder:
     (a) to cure any ambiguity, omission, defect or inconsistency;
     (b) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities as permitted by Article V;
     (c) to comply with Section 10.16;
     (d) to add guarantees with respect to the Securities;
     (e) to secure the Company’s obligations under the Securities and this Indenture;
     (f) to add to the Company’s covenants or Events of Default for the benefit of the Holders or to surrender any right or power conferred upon the Company;
     (g) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act if at any time the Company seeks to register the Securities thereunder;
     (h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;
     (i) to make any change that does not adversely affect the rights of any Holder in any material respect; provided that no amendment to this Indenture made solely to conform the Indenture to the description of the Securities contained in the offering memorandum pursuant to which the Securities have been initially offered shall be deemed to adversely affect the interests of the Holders; or
     (j) to eliminate the Company’s option to elect to pay cash to Holders of Securities surrendered for conversion in lieu of all or a portion of the Common Stock issuable upon conversion of Securities pursuant to Section 10.02.
     SECTION 9.02. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Holder affected, an amendment to this Indenture or the Securities may not:
     (a) change the Stated Maturity Date or any date of any payment of interest (including Additional Interest);
     (b) change the Principal Amount, or Change in Control Purchase Price with respect to, or any premium or interest (including Additional Interest) payable on any Security;
     (c) make any change that adversely affects the right of a Holder to convert any Security;
     (d) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture;
     (e) change the place or currency of payment of principal or interest in respect of any Security;
     (f) impair the right to receive payment with respect to a Security or the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities; or
     (g) make any change in Section 4.09, Section 6.04, Section 6.07 or this Section 9.02, except to increase any percentage set forth therein.
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment. Failure to mail such notice or a defect in the notice shall not affect the validity of the amendment.
     SECTION 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.
     SECTION 9.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder (subject to Section 1.02(d)) may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.
     SECTION 9.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.
     SECTION 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
     SECTION 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE X
CONVERSION
     SECTION 10.01. Conversion Privilege. A Holder of a Security may convert such Security at any time during the applicable period stated in paragraph 6 of the Securities upon the occurrence of any of the events set forth in paragraph 6 of the Securities, subject to the provisions of this Article X. Subject to certain exceptions described in paragraph 6 of the Securities and Section 10.22, if a Holder surrenders its Securities for conversion, such Holder will receive, in respect of each $1,000 of Principal Amount, the Conversion Value which shall be paid as follows:
     (a) cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value (the “Required Cash Amount”); and

     (b) if the Conversion Value is greater than $1,000, a number of shares of Common Stock (the “Remaining Shares”), equal to the sum of the Daily Share Amounts for each of the fifteen consecutive Trading Days in the Conversion Reference Period, appropriately adjusted in accordance with this Article X to reflect stock splits, stock dividends, combinations or similar events occurring during the Conversion Reference Period, subject to the right of the Company to deliver cash in lieu of all or a portion of such Remaining Shares as described in this Section 10.01.
     On any day prior to the first Trading Day of the applicable Conversion Reference Period, the Company may specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”) and will promptly deliver, in accordance with Section 12.02, written notice thereof to the Trustee, who will promptly thereafter give a copy of such notice to the Conversion Agent and the Holders (the “Cash Percentage Notice”). If the Company elects to specify a Cash Percentage, the amount of cash that the Company will deliver in respect of each Trading Day in the applicable Conversion Reference Period will equal the product of: (1) the Cash Percentage, (2) the Daily Share Amount for such Trading Day, and (3) the Volume Weighted Average Price of the Common Stock for such Trading Day (provided that after the consummation of a Change in Control in which the consideration is comprised entirely of cash, the amount used in this clause (3) will be the cash price per share of Common Stock received by holders of Common Stock in such Change in Control). The number of shares deliverable in respect of each Trading Day in the applicable Conversion Reference Period will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage by the start of the applicable Conversion Reference Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of Common Stock; provided, however, that the Company will pay cash in lieu of fractional shares otherwise issuable upon conversion of such Security, pursuant to Section 10.03 hereof. The Company may, at its option, revoke any Cash Percentage Notice through written notice to the Trustee prior to the start of the applicable Conversion Reference Period, who will promptly thereafter give a copy of such notice to the Conversion Agent and the Holders.
     A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
     In the event of a stock split, combination, dividend or any other event resulting in an adjustment to the Conversion Rate pursuant to Sections 10.06, 10.07, 10.08, 10.09 or 10.10, during the applicable Conversion Reference Period, appropriate adjustment to the equation for calculating Conversion Value shall be made, as determined by the Board of Directors.
     Promptly after the Company has determined the amount of cash and the number of shares of Common Stock to be delivered with respect to each $1,000 Principal Amount of Securities that have been presented to the Conversion Agent for conversion, the Company shall give the Trustee and the Conversion Agent notice thereof.

     Whenever any event described in paragraph 6(a), paragraph 6(b) or paragraph 6(c) of the Securities shall occur such that the Securities become convertible as provided in this Article X, the Company shall (x) issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (y) promptly deliver, in accordance with Section 12.02, written notice of the convertibility of the Securities to the Holders, which press release, website posting, public disclosure or written notice, as the case may be, shall include:
     (a) a description of such event;
     (b) a description of the periods during which the Securities shall be convertible as provided in paragraph 6(a), paragraph 6(b) or paragraph
6(c) of the Securities as a result of such event;
     (c) a statement of whether an adjustment to the Conversion Rate shall take effect in respect of such event pursuant to Section 10.11; and
     (d) the procedures Holders must follow to convert their Securities in accordance with this Article X, including the name and address of the Conversion Agent.
     SECTION 10.02. Conversion Procedure. To convert a Security, a Holder must satisfy the requirements in paragraph 6 of the Securities. The Conversion Agent shall, within one (1) Business Day of a Conversion Date, provide notice to the Company as set forth in Section 12.02(b) of the Principal Amount of Securities that have been converted with respect to such Conversion Date.
     As promptly as practicable following the last day of the Conversion Reference Period applicable to the Securities being converted, the Company shall deliver to the Holder of the Security being converted, through the Conversion Agent, the Required Cash Amount and Net Share Amount, if any (including cash in lieu of fractional shares pursuant to Section 10.03 hereof). The person in whose name the certificate representing any shares is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that a Conversion Date on any date when the stock transfer books of the Company shall be closed shall not be effective to constitute the person or persons entitled to receive the Net Share Amount upon such conversion as the record holder or holders of such shares of Common Stock on such date, but shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the Close of Business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the Conversion Date, even if the stock transfer books of the Company are closed. Upon conversion of a Security, the Holder thereof shall no longer be a Holder of such Security.
     No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article X. On conversion of a Security, accrued interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Required Cash Amount and the Net Share Amount, if any (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof.
     If the Holder converts more than one Security at the same time, the Required Cash Amount and the Net Share Amount, if any (together with the cash payment, if any, in lieu of fractional shares) shall be based on the total Principal Amount of the Securities converted.
     If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.
     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.
     SECTION 10.03. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall equal the arithmetic average of the Volume Weighted Average Price of the Common Stock for each of the fifteen consecutive Trading Days of the Conversion Reference Period, rounded to the nearest whole cent.
     SECTION 10.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be delivered in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.
     SECTION 10.05. Company to Provide Stock. The Company shall, prior to the Issue Date, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the payment of the Remaining Shares, if applicable, upon conversion of the Securities.
     All shares of Common Stock delivered upon payment of any Remaining Shares, if applicable, upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.
     The Company will comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon payment of any Remaining Shares, if applicable, upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

     SECTION 10.06. Adjustment for Change in Capital Stock. If, after the Issue Date of the Securities, the Company:
     (a) pays a dividend or makes a distribution on its Common Stock payable in shares of its Common Stock or shares of its Capital Stock;
     (b) subdivides or combines its shares of Common Stock; or
     (c) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock), then the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.
     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.
     If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article X with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article X.
     SECTION 10.07. Adjustment for Rights Issue. If, after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Average Closing Price, the Conversion Rate shall be adjusted in accordance with the formula:
R’ = R x (O + N) — (O + (N x P) /M)
where,
R’ = the adjusted Conversion Rate.
R = the current Conversion Rate.
O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 10.07 is being applied.
N = the number of additional shares of Common Stock offered pursuant to the distribution.

P = the offering price per share of the additional shares.
M = the Average Closing Price, minus, in the case of (i) a distribution to which Section 10.06(c) applies or (ii) a distribution to which Section 10.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the first public announcement for the distribution to which this Section 10.07 applies, the fair market value (on the record date for the distribution to which this Section 10.07 applies) of the
     (a) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.06(c) distribution and
     (b) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 10.08 distribution.
     The Board of Directors shall determine fair market values for the purposes of this Section 10.07.
     In the event the Company makes a distribution pursuant to this Section 10.07 the Company will be required to give notice to the holders of Securities at least 20 days prior to the Ex-Dividend Date, as defined below, for such distribution.
     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.07 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate that would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.
     No adjustment shall be made under this Section 10.07 if the application of the formula stated above in this Section 10.07 would result in a value of R’ that is equal to or less than the value of R.
     SECTION 10.08. Adjustment for Other Distributions.
     (a) If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its assets (excluding distributions of Capital Stock or equity interests referred to in Section 10.08(b)), or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 10.06 and distributions of rights, warrants or options referred to in Section 10.07 and (y) cash dividends or other cash distributions referred to in Section 10.09), the Conversion Rate shall be adjusted, subject to the provisions of Section 10.08(c), in accordance with the formula:

R’ = R x M — M — F
where,
R’ = the adjusted Conversion Rate.
R = the current Conversion Rate.
M = the Average Closing Price, minus, in the case of a distribution to which Section 10.06(a) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 10.08(a) applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.08(a) applies, the fair market value (on the record date for the distribution to which this Section 10.08(a) applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.06(a) distribution.
F = the fair market value (on the record date for the distribution to which this Section 10.08(a) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 10.08(a) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment under this Section 10.08(a), all such cash distributed concurrently).
     The Board of Directors shall determine fair market values for the purposes of this Section 10.08(a).
     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.08(a) applies.
     (b) If, after the Issue Date of the Securities, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, then the Conversion Rate shall be adjusted in accordance with the formula:
R’ = R x (1 + F/M)
where,
R’ = the adjusted Conversion Rate.
R = the current Conversion Rate.
M = the average of the Post-Distribution Prices of the Common Stock for the fifteen Trading Days commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on the principal United States exchange or market which such securities are then listed or quoted (the “Ex-Dividend Date”).
F = the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 10.08(b) is being applied and shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Post-Distribution Prices of those securities distributed for the fifteen Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.
     “Post-Distribution Price” of Capital Stock or any similar equity interest on any date means the closing per unit price (or, if no closing price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a “when issued” basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a “when issued” basis, the Post-Distribution Price shall be the closing per unit price (or, if no closing price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a “regular way” basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations which reflect the post-distribution value of the Capital Stock or equity interests as it considers appropriate.
     (c) In the event that, with respect to any distribution to which Section 10.08(a) would otherwise apply, the difference “M-F” as defined in the formula set forth in Section 10.08(a) is less than $1.00 or “F” is equal to or greater than “M”, then the adjustment provided by Section 10.08(a) shall not be made and in lieu thereof the provisions of Section 10.16 shall apply to such distribution.
     (d) In the event the Company makes a distribution pursuant to this Section 10.08 which has a per share value equal to more than 15% of the Closing Price of shares of Common Stock on the day preceding the declaration date for such distribution, the Company will be required to give notice to the holders of Securities at least 20 days prior to the Ex-Dividend Date for such distribution.
     SECTION 10.09. Adjustment for Cash Dividends. If, after the Issue Date of the Securities, the Company distributes to all or substantially all holders of its Common Stock any cash (excluding (a) any quarterly cash dividend on the Company’s Common Stock to the extent that such dividend equals $0.115 per share, as adjusted in the manner specified below (the “Dividend Threshold Amount”), (b) any cash that is distributed as part of a distribution referred to in Section 10.08, (c) any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, and (d) distributions described in Section 10.10, the Conversion Rate shall be adjusted in accordance with the formula:
CR1 = CR0 x SP0-T — SP0-C
where,
CR1 = the Conversion Rate in effect on and after the Ex-Dividend Date for such distribution;
CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;
SP0 = the average of the Closing Prices of the Common Stock over the 15 consecutive Trading Day-period ending on the Business Day immediately preceding the Ex-Dividend Date for such distribution;
T = the Dividend Threshold Amount, which shall initially be $0.115 per quarter (appropriately adjusted to reflect stock splits, stock dividends, combinations and similar events), as adjusted to account for any change in the frequency of payment of the Company’s regular dividend; provided that the Dividend Threshold Amount shall be deemed to be zero if the dividend is not a regularly scheduled dividend; and
C = the amount in cash per share that the Company distributes to holders of the Common Stock.
     If the Company fails to pay a cash dividend or distribution for a period in which a regularly scheduled quarterly dividend has previously been paid in accordance with past practice, the Conversion Rate shall be adjusted using the formula in this Section 10.09, with the Ex-Dividend Date being deemed to be the second to last Trading Day in the second month of the calendar quarter in question, and “C” being deemed to be zero.
     SECTION 10.10. Adjustment for Tender Offer. If, after the Issue Date, the Company makes a payment of cash or other consideration by the Company or any of its Subsidiaries to holders of Common Stock in respect of a tender offer or exchange offer, other than an odd-lot offer, for the Common Stock, and the value of the sum of (i) the aggregate cash and other consideration paid for such Common Stock, and (ii) the aggregate fair market value of any consideration paid for the purchase of Common Stock in respect of a tender offer or exchange offer, other than an odd-lot offer, within the twelve (12) months preceding the date of purchase of such shares of Common Stock in respect of which no adjustment pursuant to this Section 10.10 previously has been made, expressed as an amount per share of Common Stock validly tendered or exchanged pursuant to such tender offer or exchange offer, exceeds the Closing Price of the Common Stock on the Trading Day immediately following the last time (the “Expiration Time”) on which tenders or exchanges may be made pursuant to the tender or exchange offer, then the Conversion Rate shall be adjusted in accordance with the formula:
R’ = R x F + (P x O) — O’ x P
where,
R’ = the Conversion Rate in effect immediately after the Expiration Time;
R = the Conversion Rate in effect on the Expiration Time;
F = the fair market value (as determined by the Board of Directors) of the aggregate value of all cash and any other consideration paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the “Purchased Shares”);
O = the number of shares of Common Stock outstanding immediately after the Expiration Time less any Purchased Shares;
O’ = the number of shares of Common Stock outstanding immediately after the Expiration Time, including any Purchased Shares; and
P = the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time.
Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. If the application of this Section 10.10 to any tender or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender or exchange offer under this Section 10.10.
     SECTION 10.11. Adjustment to Conversion Rate Upon Change in Control Transactions. If, after the Issue Date, a Change in Control occurs and a Holder elects to convert its Securities in connection with such Change in Control, the Company will increase the Applicable Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock (the “Make-Whole Shares”), as described in this Section 10.11. A conversion of Securities will be deemed for the purposes of this Section 10.11 to be “in connection with” a

Change in Control transaction if the notice of conversion of the Securities is received by the Conversion Agent from and including the effective date of the Change in Control, up to and including the Trading Day prior to the related Change in Control Purchase Date.
     The number of Make-Whole Shares will be determined by reference to the table below and is based on the date which such Change in Control transaction becomes effective (the “Change in Control Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in such Change in Control transaction. If the holders of Common Stock receive only cash in the Change in Control transaction, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Closing Prices of the Common Stock on the fifteen consecutive Trading Days up to but excluding the Change in Control Effective Date.
     The Stock Prices set forth in the first column of the table below will be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Applicable Conversion Rate as so adjusted. The number of Make-Whole Shares set forth in the table below will be adjusted at the same time and in the same manner as the Conversion Rate.

Stock Price on	Effective Date
Effective Date	2/22/2007	2/15/2008	2/15/2009	2/15/2010	2/15/2011	2/15/2012	2/15/2013	2/15/2014
$35.75	5.1377	5.1377	5.1377	5.1377	5.1377	5.1377	5.1377	5.1377
$37.50	4.5937	4.7056	4.7896	4.8296	4.7941	4.6410	4.2890	3.8324
$40.00	3.9353	4.0041	4.0409	4.0285	3.9335	3.7086	3.2436	2.1657
$45.00	2.9373	2.9458	2.9188	2.8394	2.6743	2.3744	1.8167	0.0000
$50.00	2.2349	2.2079	2.1453	2.0327	1.8402	1.5267	0.9936	0.0000
$55.00	1.7291	1.6817	1.6012	1.4755	1.2806	0.9862	0.5332	0.0000
$60.00	1.3575	1.2992	1.2114	1.0846	0.9003	0.6401	0.2816	0.0000
$65.00	1.0795	1.0165	0.9278	0.8065	0.6392	0.4180	0.1465	0.0000
$70.00	0.8683	0.8045	0.7186	0.6061	0.4579	0.2741	0.0741	0.0000
$75.00	0.7061	0.6432	0.5623	0.4602	0.3307	0.1804	0.0369	0.0000
$100.00	0.2838	0.2387	0.1867	0.1303	0.0701	0.0252	0.0027	0.0000
$150.00	0.0736	0.0544	0.0368	0.0214	0.0096	0.0029	0.0009	0.0000
     If the exact Stock Prices and Change in Control Effective Dates are not set forth in the table, then: (a) if the Stock Price is between two Stock Price amounts in the table or the Change in Control Effective Date is between two dates in the table, the Make-Whole Shares issued upon conversion of the Securities will be determined by a straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Stock Price amounts and the two dates in the table, based on a 365-day year, (b) if the Stock Price exceeds $150.00 per share, subject to adjustment as set forth herein, no Make-Whole Shares will be issued upon conversion of the Securities; and (c) if the Stock Price is less than $35.75 per share, subject to adjustment as set forth herein, no Make-Whole Shares will be issued upon conversion of the Securities.

     SECTION 10.12. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. Any adjustments that are less than 1% of the Conversion Rate shall be carried forward and taken into account in determining any subsequent adjustment. In addition, the Company shall make and pay any carry forward adjustments not otherwise effected upon conversion of a Security on the earlier of the Change in Control Purchase Date and the date five Business Days prior to the Stated Maturity Date.
     SECTION 10.13. When No Adjustment Required; Conversion Rate Cap. No adjustment need be made for a transaction referred to in Section 10.06, 10.07, 10.08, 10.09, 10.10 or 10.16 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Holders may include participation upon conversion; provided that an adjustment shall be made at such time as the Holders are no longer entitled to participate.
     No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.
     No adjustment need be made for a change in the par value or no par value of the Common Stock.
     To the extent the Securities become convertible pursuant to this Article X into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.
     Further, notwithstanding anything in Article X, the Conversion Rate shall not exceed 27.9720 per $1,000 Principal Amount of the Securities other than as a result of proportional adjustments to the Conversion Rate described in Sections 10.06, 10.07 and 10.08.
     SECTION 10.14. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall promptly file with the Trustee and the Conversion Agent such notice and an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.
     All calculations under this Article X shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be (with one-half cent and 5/10,000ths of a share being rounded upward).
     SECTION 10.15. Notice of Certain Transactions. If:
     (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07, 10.08, 10.09, 10.10 or 10.11 (unless no adjustment is to occur pursuant to Section 10.13); or

     (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.16; or
     (c) there is a liquidation or dissolution of the Company;
then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days (10 days in the case of a cash dividend that would require an adjustment under Section 10.09) before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.
     SECTION 10.16. Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 5.01 (other than a sale, transfer or lease of the assets of the Company substantially as an entirety in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes the outstanding Common Stock of the Company, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.
     The supplemental indenture shall provide that after the effective time of the transaction, settlement of the Conversion Value will be based on the kind and amount of cash, securities or other assets of the Company or another Person that a holder of Common Stock received in such transaction; provided that, for the avoidance of doubt, the Conversion Value will be paid in cash and at the Company’s election, cash, securities or a combination of cash and securities in accordance with the terms of this Article X. If the holders of Common Stock of the Company have the opportunity to elect the form of consideration to be received in such transaction, then from and after the effective date of such transaction, the Securities shall be convertible into the consideration that the majority of the holders of Common Stock of the Company who made such an election received in such transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article X. The successor Company shall mail to Holders a notice briefly describing the supplemental indenture.
     If this Section applies, neither Section 10.06 nor 10.07 applies. If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of Section 10.08(c), would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.
     SECTION 10.17. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 10.01, 10.03, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.12, 10.13, 10.16 or 10.19 is conclusive.
     SECTION 10.18. Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.16 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value (or the kind or amount) of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article X or paragraph 6 of the Securities. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by paragraph 6 of the Securities has occurred that makes the Securities eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in said paragraph 6 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in said paragraph. Each Conversion Agent shall have the same protection under this Section 10.18 as the Trustee.
     SECTION 10.19. Simultaneous Adjustments. In the event that this Article X requires adjustments to the Conversion Rate under more than one of Sections 10.06(c), 10.07, 10.08 or 10.09, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.06(c), second, the provisions of Section 10.08, third, the provisions of Section 10.09 and, fourth, the provisions of 10.07.
     SECTION 10.20. Successive Adjustments. After an adjustment to the Conversion Rate under this Article X, any subsequent event requiring an adjustment under this Article X shall cause an adjustment to the Conversion Rate as so adjusted.
     SECTION 10.21. Withholding Taxes for Adjustments in Conversion Rate. If the Company pays withholding taxes on behalf of a Holder as a result of an adjustment to the Conversion Rate, the Company may, at its option, set off such payments against payments of cash and Common Stock on the Securities.
     SECTION 10.22. Exchange in Lieu of Conversion.
     (a) Notwithstanding anything in this Indenture to the contrary, when a Holder surrenders Securities for conversion, the Company may direct the Conversion Agent to surrender, on or prior to the commencement of the relevant Conversion Reference Period, such Securities to a financial institution designated by the Company (which may not be an Affiliate of the Company; provided that, for purposes of this Section 10.22, an “Affiliate” shall include any Person with direct or indirect ownership of 10% or more of the equity of the Company or the power, direct or indirect, to vote more than 10% of the securities having ordinary voting power for the election of directors of the Company) (a “Financial Institution”) for exchange in lieu of conversion. The Company may, but is not required to, pay customary and reasonable fees in connection with the exchange.
     (b) In order to accept any such Securities surrendered for conversion, the Financial Institution must agree to deliver, in exchange for such Securities, all cash or a combination of cash and shares of Common Stock equal to the Conversion Value, at the option of the Financial Institution, all in accordance with Section 10.01.
     (c) By the Close of Business on the Trading Day immediately preceding the start of the Conversion Reference Period, the Company must notify the Holder surrendering Securities for conversion that it has directed the Conversion Agent to surrender such Securities to a Financial Institution for exchange in lieu of conversion and such Financial Institution must notify the Conversion Agent whether it will deliver, upon exchange, cash or a specified combination of cash and shares of Common Stock.
     (d) If the Financial Institution accepts any such Securities, it will deliver the appropriate number of shares of Common Stock, cash or a combination thereof, to the Conversion Agent and the Conversion Agent will deliver those shares of Common Stock or cash or combination thereof, as the case may be, to the Holder. Any Securities exchanged by such Financial Institution will remain outstanding.
     (e) If such Financial Institution agrees to accept any Securities for exchange but does not timely deliver the related consideration, or if such Financial Institution does not accept the Securities for exchange, the Company will, as promptly as practical thereafter, but not later than the third Business Day following the determination of the Conversion Value, convert the Securities into cash and shares, if any, of Common Stock, pursuant to Section 10.02.
     (f) The Company will not provide to the Financial Institution, directly or indirectly, any of such consideration delivered by the Financial Institution in exchange for such Securities.
     In no event will the Company’s designation of a Financial Institution pursuant to this Section 10.22 require such Financial Institution to accept any Securities for exchange. The Company shall not be obligated to pay any consideration to, or otherwise enter into any agreement or arrangement with, a Financial Institution for or with respect to such designation pursuant to this Section 10.22.
     SECTION 10.23. Shareholder Rights Plans. Each share of Common Stock issued upon conversion of Securities pursuant to this Article X shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan adopted by the Company, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common

Stock in accordance with the provisions of the applicable shareholder rights agreement so that the Holders of the Securities would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Securities, the Conversion Rate will be adjusted pursuant to Section 10.08(a), subject to readjustment in the event of the expiration, termination or redemption of the rights.
ARTICLE XI
PAYMENT OF INTEREST
     SECTION 11.01. Interest Payments. Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the Close of Business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received, by check mailed to the payee at its address set forth on the Registrar’s books. In the case of a Global Security, interest payable on any Interest Payment Date will be paid to the Depositary for the purpose of permitting such party to credit the payment received by it in respect of such Global Security to the accounts of the beneficial owners thereof.
     SECTION 11.02. Defaulted Interest. Any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any Interest Payment Date (herein called “Defaulted Interest”, which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.
          (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the Close of Business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder’s address as it appears on the Registrar’s security register not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the Close of Business on such special record date and shall no longer be payable pursuant to the following clause (b).
          (b) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     SECTION 11.03. Interest Rights Preserved. Subject to the foregoing provisions of this Article XI and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
ARTICLE XII
MISCELLANEOUS
     SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA or would be required to be included in this Indenture by the TIA if this Indenture were qualified under the TIA, the required provision shall control.
     SECTION 12.02. Notices; Address of Agency.
     (a) Other than as set forth in Section 10.02, any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:
if to the Company:
Archer-Daniels-Midland Company
4666 Faries Parkway
Decatur, Illinois 62526
Facsimile: (217) 424-2572
Attention: Treasurer

with a copy to:
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
Facsimile: (612) 766-1600
Attention: W. Morgan Burns
if to the Trustee:
The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286
Facsimile: (212) 815 — 5704
Attention: Global Trust Administration
     The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the security register of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.
     If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice or communication to Holders by mail, then such notification or communication as shall be made with the approval of the Trustee shall constitute a sufficient notification or communication for every purpose hereunder.
     (b) Any request, demand, authorization, notice, waiver, consent or communication to be provided in connection with Section 10.02 shall be in writing and delivered in person or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers or via e-mail to the account or accounts specified by the Company by written notice to the Trustee:

if to the Company:
Archer-Daniels-Midland Company
4666 Faries Parkway
Decatur, Illinois 62526
Facsimile: (217) 424-2572
Attention: Treasurer
with a copy to:
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
Facsimile: (612) 766-1600
Attention: W. Morgan Burns
And
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Facsimile: (312) 869-6262
Attention: Joseph T. McIntosh
And
Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606
Facsimile: (312) 701-7711
Attention: Edward S. Best
     Any notice party set forth in this Section 12.02(b) by notice given to the others in the manner provided above may designate additional or different addresses for subsequent notices or communications, including e-mail addresses.
     SECTION 12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).
     SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     SECTION 12.05. Statements Required in Certificate or Opinion. Unless the Trustee agrees, in its sole discretion, to accept a different form or format, each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (a) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;
     (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.
     SECTION 12.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 12.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.
     SECTION 12.08. Calculations. The calculation of the Conversion Value, Conversion Date, Volume Weighted Average Price, Conversion Reference Period, Change in Control Purchase Price, Conversion Rate, Closing Price of the Common Stock, Required Cash Amount, Trading Price, the number of shares, if any, to be issued upon conversion and, except as otherwise provided in this Indenture, each other calculation to be made hereunder shall be the obligation of the Company. All calculations made by the Company as contemplated pursuant to this Section 12.08 shall be in good faith and final and binding on the Company, the Trustee, the Conversion Agent and the Holders absent manifest error. The Company will provide a schedule of the calculations to the Trustee and the Conversion Agent and the Trustee and the Conversion Agent are entitled to rely upon the accuracy of the calculations without independent verification.
     SECTION 12.09. Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action otherwise to be taken on such day shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, interest shall not accrue for the intervening period on the payment so deferred.
     SECTION 12.10. Governing Law. This Indenture and the Securities are governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 12.11. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
     SECTION 12.12. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor permitted hereunder. All agreements of the Trustee in this Indenture shall bind its successor permitted hereunder.
     SECTION 12.13. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
(Signature Pages Follow)

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

ARCHER-DANIELS-MIDLAND COMPANY

By	/s/ Douglas J. Schmalz
Name: Douglas J. Schmalz
Title: Senior Vice President and Chief Financial Officer

THE BANK OF NEW YORK,
as Trustee

By	/s/ L. O’Brien
Name: L. O’Brien
Title: Vice President

EXHIBIT A
[FORM OF FACE OF SECURITY]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]*
     [THE NOTES AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
     BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT

*	Insert in Global Security.

REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN SUCH FORM AS THE COMPANY MAY REQUIRE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT.]* *

**	Insert in Restricted Securities.

ARCHER-DANIELS-MIDLAND COMPANY
0.875% Convertible Senior Note due 2014

No.	CUSIP: 039483 AV 4
Original Issue Date:
Principal Amount:
ARCHER-DANIELS-MIDLAND COMPANY, a Delaware corporation, promises to pay to [Cede & Co.]** or registered assigns, the Principal Amount of                                          [or such other Principal Amount as shall be set forth on Exhibit A hereto]** on February 15, 2014.
This Security shall bear cash interest at the rate of 0.875% per annum. This Security is convertible as specified on the other side of this Security.
Additional provisions of this Security are set forth on the other side of this Security.
ARCHER-DANIELS-MIDLAND COMPANY

By:
Name:
Title:

**	Insert in Global Security

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
The Bank of New York, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory
Dated:

[FORM OF REVERSE SIDE OF NOTE]
0.875% Convertible Senior Note due 2014
1. Interest.
     This Security shall bear cash interest at the rate of 0.875% per annum. Interest on this Security shall accrue from February 22, 2007, or from the most recent date to which interest has been paid or provided for. Interest shall be payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2007 (each such day, an “Interest Payment Date”), to the holder of record hereof at the Close of Business on the February 1 or August 1, whether or not a Business Day, immediately preceding such Interest Payment Date. Each payment of cash interest on this Security shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, February 22, 2007) through the day before the applicable Interest Payment Date or Stated Maturity Date or Change in Control Purchase Date, as the case may be. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest shall accrue for the intervening period on the payment so deferred. Interest shall be calculated using a 360-day year composed of twelve 30-day months. Interest shall cease to accrue on this Security upon its Stated Maturity Date, conversion (except as otherwise provided herein) or purchase by the Company at the option of the Holder upon a Change in Control in accordance with paragraph 5 hereof.
     If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Change in Control Purchase Price pursuant to paragraph 5 hereof or upon the Stated Maturity Date of this Security) or if interest (including Additional Interest, if any) due hereon or any portion of such interest is not paid when due in accordance with this paragraph or paragraph 5 or 7 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 0.875% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.
2. Method of Payment.
     Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Change in Control Purchase Prices and at the Stated Maturity Date to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may make such cash payments by check payable in such money or, subject to the provisions of the Indenture, by wire transfer.

3. Paying Agent, Conversion Agent and Registrar.
     Initially, The Bank of New York will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to The Bank of New York. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.
4. Indenture.
     The Company issued the Securities under an Indenture dated as of February 22, 2007 (the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.
     The Securities are senior unsecured obligations of the Company limited to $1,150,000,000 aggregate Principal Amount (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.
5. Purchase by the Company at the Option of the Holder upon a Change in Control.
     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder no later than 35 Business Days after the occurrence of a Change in Control of the Company for a change in control purchase price equal to the Principal Amount of the Securities to be purchased, plus accrued and unpaid interest to, but excluding, the Change in Control Purchase Date (the “Change in Control Purchase Price”), unless the Change in Control Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, in which case interest accrued to the Interest Payment Date will be paid to Holders of the Securities as of the preceding Regular Record Date, which Change in Control Purchase Price shall be paid in cash.
     Holders have the right to withdraw any Change in Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
     If cash sufficient to pay the Change in Control Purchase Price of all Securities or portions thereof to be purchased as of the Change in Control Purchase Date is deposited with the Paying Agent on or prior to the third Business Day following the Change in Control Purchase Date, interest shall cease to accrue on such Securities (or portions thereof) immediately after such Change in Control Purchase Date whether or not the Security is delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Change in Control Purchase Price and accrued and unpaid interest upon surrender of such Security).

6. Conversion.
     A Holder of a Security may convert such Security into cash and, at the option of the Company, shares of Common Stock of the Company during the periods specified below, if at least one of the following conditions is satisfied:
     (a) Conversion Based on Common Stock Price. During any calendar quarter commencing at any time after March 31, 2007, and only during such calendar quarter, if the Closing Price of the Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter exceeds 140% of the Conversion Price per share on the last day of such preceding calendar quarter. The Company will determine at or prior to the beginning of each calendar quarter commencing at any time after March 31, 2007 whether the Securities are convertible as a result of the price of the Common Stock and shall promptly notify the Trustee and the Conversion Agent thereof. Upon determining that the Holders are entitled to convert their Securities in accordance with the provisions described in the Indenture on account of this subsection (a), the Company will promptly (1) issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (2) provide notice to the Holders in a manner contemplated by the Indenture, including through the facilities of DTC.
     (b) Conversion Based on Trading Price. During the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”) in which the average Trading Price (calculated using the Trading Price for each of the Trading Days in the Note Measurement Period) per $1,000 Principal Amount of the Securities was equal to or less than ninety-eight percent (98%) of the average Conversion Value during the Note Measurement Period (the “Trading Price Condition”). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least five million dollars ($5,000,000) in aggregate Principal Amount of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 Principal Amount of the Securities would be equal to or less than ninety-eight percent (98%) of the Conversion Value. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 Principal Amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the “Conversion Value” per $1,000 Principal Amount of Securities, on a given Trading Day, means the product of the Closing Price on such Trading Day and the Conversion Rate in effect on such Trading Day. Promptly after the Securities become convertible into cash and, if applicable, Common Stock in accordance with this clause (b) and promptly after the Securities become no longer so convertible in accordance with this clause (b), the Company shall give the Conversion Agent and the Trustee notice thereof. Upon determining that the Holders are entitled to convert their Securities in accordance with the provisions described in the Indenture on account of this subsection (b), the Company will promptly (1) issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (2) provide notice to the Holders in a manner contemplated by the Indenture, including through the facilities of DTC.
     Except as described below, the “Trading Price,” as referred to in this subsection (b), of the Securities on any day means the average secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount of Securities at approximately 4:00 p.m., New York City time, on such day from three independent nationally recognized securities dealers to be selected by the Company. However, if the Bid Solicitation Agent can reasonably obtain only two such bids, then the average of the two bids will instead be used, and if the Bid Solicitation Agent can reasonably obtain only one such bid, then that one bid will be used. Even still, if on any given day: (a) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 Principal Amount of Securities from an independent nationally recognized securities dealer; or (b) in the Company’s reasonable, good faith judgment, the bid quotation or quotations that the Bid Solicitation Agent has obtained are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 Principal Amount of the Securities will be deemed to be equal to 98% of the average Conversion Value of the Securities in effect on that day.
     (c) Conversion Upon Occurrence of Specified Corporate Transactions.
     (i) During the period specified below, if the Company elects to distribute to all holders of Common Stock (i) rights or warrants entitling them to subscribe for or purchase, for a period expiring within 60 days after the record date for such distribution, Common Stock at less than the Average Closing Prices of the Common Stock, or (ii) cash, debt securities (or other evidence of Indebtedness) or other assets (excluding dividends or distributions described in Sections 10.06(a), 10.06(b) and 10.06(c) of the Indenture), which distribution pursuant to clause (ii), together with all other distributions within the preceding 12 months, has a per share value exceeding 15% of the Average Closing Price of the Common Stock.
     (ii) If the Company is a party to a Change in Control or a consolidation, merger, binding share exchange, transfer or lease of all or substantially all of the Company’s assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, at any time from or after the date which is 15 days prior to the anticipated effective time of the transaction until 35 days after the actual date of such transaction (or, if the transaction is a Change in Control, until the Change in Control Purchase Date). After the effective time of the transaction, settlement of the Conversion Value will be based on the kind and amount of cash, securities or other assets of the Company or another Person that a holder of Common Stock received in such transaction; provided that, for the avoidance of doubt, the Conversion Value will be paid in cash and at the Company’s election, cash, securities or a combination of cash and securities in accordance with the terms of the Indenture. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, then from and after the effective date of such transaction, the Securities shall be convertible (during the period that the Securities are otherwise convertible) into the consideration that a majority of the holders of Common Stock who made such an election received in such transaction.
     The Company will notify Holders (in the manner set forth in Section 10.01 of the Indenture), the Trustee and the Conversion Agent as promptly as practicable following the date the Company publicly announces such transaction (but in no event less than 15 days prior to the anticipated effective date of such transaction).
     If the Company makes a distribution described in paragraph (c)(i), the Company must notify Holders (in the manner set forth in Section 10.01 of the Indenture), the Trustee and the Conversion Agent at least 20 days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of the Close of Business on the Business Day prior to the Ex-Dividend Date or the Company’s announcement that such distribution will not take place, even if the Securities are not otherwise convertible at that time. No adjustment to the ability of Holders to convert will be made if Holders are entitled to participate in the distribution without conversion.
     Promptly after the Securities are no longer convertible in accordance with this clause (c), the Company shall give the Trustee and the Conversion Agent written notice thereof.
     In the case of a Change in Control, (i) the Conversion Rate will be adjusted as described in Section 10.11 of the Indenture and (ii) the Holder can require the Company to purchase all or a portion of its Securities described in paragraph 5.
     A Security in respect of which a Holder has delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.
     The Initial Conversion Rate is 22.8343 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.
     Notwithstanding anything herein to the contrary, Holders may surrender the Securities for conversion at any time on or after January 15, 2014, until the Close of Business on the Business Day immediately preceding the Stated Maturity Date.
     Accrued and unpaid interest will not be paid in cash on Securities that are converted but will be paid in the manner provided in the following paragraph; provided, however, that Securities surrendered for conversion during the period from the Close of Business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be entitled to receive such semiannual interest payable on such Securities on the corresponding Interest Payment Date and Securities surrendered for conversion during such periods must be accompanied by payment of an amount equal to the interest with respect thereto that the registered Holder is to receive; provided that no such payment need be made (i) in connection with any conversion following the Regular Record Date immediately preceding the final Interest Payment Date; (ii) if the Company has specified a Change in Control

Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (iii) to the extent of Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Security.
     A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, a Holder will not receive, except as described herein, any cash payment representing accrued interest. Instead, accrued interest will be deemed paid by the cash and/or shares of Common Stock received by the Holder on conversion. Delivery to the Holder of such cash and/or shares will be deemed to satisfy the Company’s obligation to pay (i) the Principal Amount of the Security and (ii) accrued and unpaid interest, and accrued interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full.
     The Company will not adjust the Conversion Rate to account for accrued interest.
     To convert a Security that is represented by a Global Security, a Holder must convert by book-entry transfer to the Conversion Agent through the facilities of the DTC. To convert a Security that is represented by a Certificated Security, a Holder must (1) complete and manually sign the conversion notice below and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay all transfer or similar tax, if required.
     To the extent provided in the Indenture, the Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days of the record date for such distribution at less than the Average Closing Price of the Common Stock; distributions to such holders of assets (including shares of Capital Stock of a Subsidiary) or debt securities of the Company or certain rights to purchase securities of the Company; cash dividends or cash distributions; and distributions in respect of a tender offer or exchange offer of the Common Stock. However, no adjustment need be made if Holders may participate in the transaction or in certain other cases.
7. Defaulted Interest.
     Any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 11.02 of the Indenture.
8. Denominations; Transfer; Exchange.
     The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange

Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities in respect of which a Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased).
9. Persons Deemed Owners.
     Subject to Section 11.01 of the Indenture, the registered Holder of this Security may be treated as the owner of this Security for all purposes.
10. Unclaimed Money or Securities.
     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, the Trustee and the Paying Agent shall have no further responsibility with respect to such money or securities and the Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
11. Amendment; Waiver.
     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to evidence the succession of another Person to the Company pursuant to Article V of the Indenture, to comply with Section 10.16 of the Indenture, to add guarantees with respect to the Securities, to secure the Company’s obligations under this Security or to add to the Company’s covenants or Events of Default for the benefit of the Holders or to surrender any right or power conferred, or to comply with any requirement of the TIA or the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act, to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, to make any change that does not adversely affect the rights of any Holders in any material respect or to eliminate the Company’s option to elect to pay cash to Holders of Securities surrendered for conversion in lieu of all or a portion of the Common Stock issuable upon conversion of the Securities pursuant to Section 10.02 of the Indenture.
12. Defaults and Remedies.
     Under the Indenture, Events of Default include: (1) the Company defaults in payment of any interest due on the Securities, which default continues for 30 days; (2) the Company defaults in the payment of the Principal Amount or Change in Control Purchase Price, when the same becomes due and payable; (3) the Company fails to comply with any of its covenants or warranties in the Indenture (other than those referred to in clauses (1) and (2) above) and such failure continues for 90 days after the giving to the Company of a Notice of Default; (4) the Company defaults in respect of any Indebtedness for money borrowed by the Company or any consolidated Subsidiary, or under any Mortgage, indenture or instrument under which such Indebtedness is issued or secured, which default results in the acceleration of Indebtedness with an aggregate outstanding principal amount in excess of $50,000,000, unless the acceleration is rescinded, or such debt is paid or waived within 10 days after the giving to the Company of a Notice of Default; and (5) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare the Principal Amount through the date of such declaration, and any accrued and unpaid interest through the date of such declaration, on all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Principal Amount on the Securities, and any accrued and unpaid interest through the occurrence of such event, becoming due and payable immediately upon the occurrence of such Events of Default.
     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (1) or (2) above) if it determines that withholding notice is in their interests.
13. Trustee Dealings with the Company.
     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
14. No Recourse Against Others.
     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
15. Authentication.
     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.
16. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
17. Governing Law.
     The Indenture and the Securities are governed by, and construed in accordance with, the laws of the State of New York.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Archer-Daniels-Midland Company
4666 Faries Parkway
Decatur, Illinois 62526
Attn: Corporate Secretary

ASSIGNMENT FORM
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                                               attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated:
Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

CONVERSION NOTICE
To convert this Security into Common Stock of the Company, check the box: ☐
To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):
$
If you want the stock certificate made out in another person’s name, fill in the form below:
(Insert other person’s soc. sec. or tax ID no.)
(Print or type other person’s name, address and zip code)
Date:                      Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Exhibit A***
SCHEDULE OF TRANSFERS AND EXCHANGES
     The following increases or decreases in Principal Amount of this Global Security have been made:

			Principal Amount of this	Signature of
	Amount of Decrease in	Amount of Increase in	Global Security	Authorized
Date of	Principal Amount of	Principal Amount of	following such Decrease	Signatory of trustee
Exchange	this Global Security	this Global Security	or Increase	or Custodian

***	Insert in Global Securities only